Exhibit 10.1

AMENDMENT TO MAXXAM
EXECUTIVE BONUS PLAN

WHEREAS, in April 2008, the Section 162(m) Compensation Committee (the “Committee”) of MAXXAM Inc. (the “Company”) approved an amendment and restatement of the MAXXAM Executive Bonus Plan (as amended and restated, the “Executive Bonus Plan”);

WHEREAS, the Committee believes that it is advisable to amend the Executive Bonus Plan in certain respects;

NOW, THEREFORE, the Executive Bonus Plan is hereby amended as follows, effective January 1, 2009 (subject to approval of these amendments by the Company’s stockholders):

1.	Section 1.8 is hereby amended by deleting the phrase “$25 million” and inserting the phrase “$10 million” in its place.

2.	Section 3.1(d) is hereby amended by deleting the word “and” at the end thereof.

3.	A new Section 3.1(e) is hereby added reading as follows: “(e) improvement in the Company’s consolidated liquidity position; and.”

4.	Section 3.1(e) is hereby renumbered to be Section 3.1(f).

5.
Section 4.2 is hereby amended and restated to read as follows: “The aggregate bonuses paid hereunder to Participants in respect of any fiscal year shall in no event exceed $9,000,000 with respect to such fiscal year.”

IN WITNESS WHEREOF, this instrument is executed as of the 31st day of March 2009.

MAXXAM INC.

/s/ M. Emily Madison
M. Emily Madison, Vice President, Finance

MI Executive Bonus Plan (2009 amend't).final.BLB.doc